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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                              State of
                                                                       Percentage of       Incorporation or
                 Parent                            Subsidiary            Ownership           Organization
                 ------                            ----------            ---------           ------------
Austin Funding.com Corporation            AFC Mortgage Corporation         100%                 Texas